Exhibit 4.1

NVR, INC.

AND

U.S. BANK TRUST NATIONAL ASSOCIATION,

a national banking association,

as Trustee

3.000% Senior Notes due 2030

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of September 9, 2020

TO

INDENTURE

Dated as of April 14, 1998

Additional $250,000,000 Aggregate Principal Amount of the Company’s 3.000% Senior Notes due 2030

TABLE OF CONTENTS

Page
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE	2
Section 1.01 DEFINITIONS	2

ARTICLE 2 SEPTEMBER 2020 ADDITIONAL NOTES	2
Section 2.01 CREATION OF THE SEPTEMBER 2020 ADDITIONAL NOTES	2
Section 2.02 THE NOTES	2

ARTICLE 3 MISCELLANEOUS	2
Section 3.01 RATIFICATION OF THE INDENTURE; SEVENTH SUPPLEMENTAL INDENTURE PART OF INDENTURE	2
Section 3.02 TRUST INDENTURE ACT CONTROLS	2
Section 3.03 GOVERNING LAW	3
Section 3.04 SUCCESSORS	3
Section 3.05 COUNTERPARTS	3
Section 3.06 HEADINGS	3
Section 3.07 TRUSTEE NOT RESPONSIBLE FOR RECITALS	3
Section 3.08 BENEFITS OF THE SEVENTH SUPPLEMENTAL INDENTURE	3

i

SEVENTH SUPPLEMENTAL INDENTURE

This SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”), dated as of September 9, 2020, between NVR, INC., a Virginia corporation (hereinafter referred to as the “Company”), having its principal office at 11700 Plaza America Drive, Suite 500, Reston, Virginia 20190, and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”), having a Corporate Trust Office at 100 Wall Street, Suite 600, New York, New York 10005.

RECITALS

WHEREAS, the Company and The Bank of New York (as predecessor trustee to the Trustee) have heretofore executed and delivered an Indenture, dated as of April 14, 1998 (as amended or supplemented from time to time prior to the Original Issue Date (as defined below), the “Base Indenture”) providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsecured Indebtedness and a Sixth Supplemental Indenture, dated as of May 4, 2020 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee, providing for the issuance on such date (the “Original Issue Date”) by the Company of $600,000,000 aggregate principal amount of its 3.000% Senior Notes due 2030 (the “Initial Notes”);

WHEREAS, Section 1.03 of the Sixth Supplemental Indenture provides, among other things, that the Company may issue, from time to time, in accordance with the provisions of the Sixth Supplemental Indenture, Additional Notes having identical terms and conditions as the Initial Notes, other than the issue price, the date of issuance and, if issued after November 15, 2020, the date from which interest will begin to accrue;

WHEREAS, the Company has entered into that certain Underwriting Agreement dated September 3, 2020, between the Company and Credit Suisse Securities (USA) LLC pursuant to which, among other things, on the date hereof, the Company will issue an additional $250,000,000 aggregate principal amount of its 3.000% Senior Notes due 2030 (the “September 2020 Additional Notes”) as Additional Notes under the Indenture, as permitted by Section 301 of the Base Indenture and Section 1.03 of the Sixth Supplemental Indenture;

WHEREAS, the September 2020 Additional Notes will have identical terms and conditions as the Initial Notes, other than with respect to the date of issuance and issue price;

WHEREAS, the Company intends by this Seventh Supplemental Indenture to create and provide for the issuance of the September 2020 Additional Notes as Additional Notes under the Indenture, and has duly authorized the creation of the September 2020 Additional Notes and the execution and delivery of this Seventh Supplemental Indenture to modify and supplement the Indenture;

WHEREAS, pursuant to Section 901 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Seventh Supplemental Indenture to create and provide for the issuance of the September 2020 Additional Notes as Additional Notes under the Indenture without the consent of any Holder of Securities (as defined in the Base Indenture), and all requirements set forth in Article Nine of the Base Indenture to make this Seventh Supplemental Indenture effective have been satisfied; and

WHEREAS, all things necessary to make the September 2020 Additional Notes, when executed by the Company and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Company according to their terms, have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 DEFINITIONS.

(a)    All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

(b)    For all purposes of this Seventh Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Seventh Supplemental Indenture refer to this Seventh Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

SEPTEMBER 2020 ADDITIONAL NOTES

Section 2.01 CREATION OF THE SEPTEMBER 2020 ADDITIONAL NOTES.

(a)     In accordance with Section 301 of the Base Indenture and Section 1.03 of the Sixth Supplemental Indenture, the Company hereby creates and provides for the issuance of the September 2020 Additional Notes as Additional Notes under the Indenture. The September 2020 Additional Notes shall be issued in an aggregate principal amount of $250,000,000 on the date hereof (the “Issue Date”) and will be issued at an issue price of 108.352% of the principal amount thereof, plus accrued and unpaid interest from May 4, 2020 to, but excluding, the date hereof. Interest on the September 2020 Additional Notes shall accrue from May 4, 2020. The September 2020 Additional Notes and the Initial Notes shall constitute a single series of Securities for all purposes under the Indenture.

(b)    On the date hereof, the Trustee shall authenticate and deliver an additional $250,000,000 aggregate principal amount of the Company’s 3.000% Senior Notes due 2030 upon delivery of a Company Order to the Trustee in accordance with Section 303 of the Base Indenture.

Section 2.02 THE NOTES. The September 2020 Additional Notes initially will be issued on the Issue Date in fully registered form in the form of a Global Note substantially in the form of Exhibit A to the Sixth Supplemental Indenture (which Global Note in respect of the September 2020 Additional Notes is incorporated herein and made a part hereof) as follows: certificate number 2030-3 (CUSIP No. 62944T AF2 / ISIN US62944TAF21) in the aggregate principal amount of $250,000,000.

ARTICLE 3

MISCELLANEOUS

Section 3.01 RATIFICATION OF THE INDENTURE; SEVENTH SUPPLEMENTAL INDENTURE PART OF INDENTURE. This Seventh Supplemental Indenture shall be constructed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, and the Indenture and this Seventh Supplemental Indenture shall be read, taken and constructed as one and the same instrument.

Each and every term and condition contained in this Seventh Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to the series of Securities established as the “3.000% Senior Notes due 2030” pursuant to the Sixth Supplemental Indenture and not to any prior or future series of Securities established under the Base Indenture.

Section 3.02 TRUST INDENTURE ACT CONTROLS. If and to the extent that any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Seventh Supplemental Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

Section 3.03 GOVERNING LAW. THIS SEVENTH SUPPLEMENTAL INDENTURE AND THE SEPTEMBER 2020 ADDITIONAL NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPALS OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.04 SUCCESSORS. All agreements of the Company in this Seventh Supplemental Indenture and the September 2020 Additional Notes shall bind its respective successors. All agreements of the Trustee in this Seventh Supplemental Indenture shall bind its respective successors.

Section 3.05 COUNTERPARTS. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Seventh Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Seventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original Seventh Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Any electronic signature hereof shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the Company)), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 3.06 HEADINGS. The headings of the Articles and Sections of this Seventh Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.07 TRUSTEE NOT RESPONSIBLE FOR RECITALS. The Trustee accepts the amendments of the Base Indenture and Sixth Supplemental Indenture effected by this Seventh Supplemental Indenture, but on the terms and conditions set forth in the Base Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Seventh Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company or (iii) the due execution hereof by the Company, and the Trustee makes no representation with respect to any such matters.

Section 3.08 BENEFITS OF THE SEVENTH SUPPLEMENTAL INDENTURE. Nothing contained in this Seventh Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Initial Notes or September 2020 Additional Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of this Seventh Supplemental Indenture.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

NVR, INC.

By:	/s/ Paul C. Saville
Name:	Paul C. Saville
Title:	President and Chief Executive Officer

By:	/s/ Daniel D. Malzahn
Name:	Daniel D. Malzahn
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Attest:

U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association as Trustee

By:	/s/ Caroline Lee
Name:	Caroline Lee
Title:	Assistant Vice President

[Signature Page to Seventh Supplemental Indenture]